                               ARTICLES OF MERGER
                                       OF
                                  FMPSUB, INC.
                                      INTO
                                ROYAL GRIP, INC.


        FIRST:   The name of the surviving entity is ROYAL GRIP, INC. and the place of its organization is the jurisdiction of Nevada. The name and place of organization of the entity being merged into the surviving entity is FMPSUB, INC., organized in the jurisdiction of Nevada.

        SECOND: A plan of merger was adopted by each entity that is a party to this merger.

        THIRD:   The plan of merger was submitted to the owners of Royal Grip,
Inc. by the entity of directors thereof pursuant to Chapter 78 of the Nevada Revised Statutes.

        FOURTH: The designation, number of votes entitled to be cast and the total number of votes cast for and against the plan, by each class of owner's interest of Royal Grip, Inc. entitled to vote on the plan is as follows:

        Designation                     Votes Entitled to be Cast
        -----------                     -------------------------
        Common Stock                            2,742,178


         Votes For                            Votes Against
         ---------                            -------------
         1,540,012                                1,600

        FIFTH:   The number of votes cast for the plan by the owners of each class of interests of Royal Grip, Inc. was sufficient for approval by the owners of that class.

        SIXTH:   The plan of merger was adopted by FMPSub, Inc. by unanimous consent.

        SEVENTH: The complete executed plan of merger is on file at the place of business of Royal Grip, Inc. located at 444 West Geneva Drive, Tempe, Arizona 85282, and a copy of the plan will be furnished by Royal Grip, Inc. on request and without cost to any owner of either entity which is a party to this merger.

        EIGHTH: This merger shall be effective upon filing these Articles of Merger with the Secretary of State of the State of Nevada.
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                                    ROYAL GRIP, INC.

                                    By  /s/ Robert G. J. Burg, II
                                       ----------------------------
                                         President

                                    By  /s/ Thomas A. Schneider
                                       ----------------------------
                                         Secretary

STATE OF ARIZONA,
COUNTY OF MARICOPA, ss:

        On August 29, 1997, personally appeared before me, a Notary Public, Robert G. J. Burg, II and Thomas A. Schneider, who acknowledged that they executed the above instrument.

                                        /s/ Dina Vaughn
                                    -------------------------------
                                         Notary Public
                                         (My Commission Expires March 5, 1999)



                                    ROYAL GRIP, INC.

                                    By  /s/ Christopher A. Johnston
                                       ----------------------------
                                         President

                                    By  /s/ Kenneth J. Warren
                                       ----------------------------
                                         Secretary

STATE OF ARIZONA,
COUNTY OF MARICOPA, ss:

        On August 29, 1997, personally appeared before me, a Notary Public, Christopher A. Johnston and Kenneth J. Warren, who acknowledged that they executed the above instrument.

                                        /s/ Dina Vaughn
                                    -------------------------------
                                         Notary Public
                                         (My Commission Expires March 5, 1999)